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EXHIBIT 99.(d)(5)

                                  ADDENDUM 2001
                                       TO
                              BUSINESS OBJECTS S.A.
                        1999 STOCK OPTION GRANT AGREEMENT

                          EMPLOYEES OF THE NETHERLANDS
            Read this addendum carefully, since it contains important
                       information regarding the options

         DATE OF ADDENDUM:
         Grant Number:
         Name:
         Address:

                  You have been granted an option to subscribe Common Stock of the Company, subject to the terms and conditions of the 1999 Stock Option Plan and the 1999 Stock Option Grant Agreement part I and part II of which this Addendum is a part.

SIGNING AND RETURNING OF THE AGREEMENT AND THIS ADDENDUM

         IT IS VERY IMPORTANT FOR ADMINISTRATIVE AND WAGE TAX REASONS THAT BUSINESS OBJECTS NEDERLAND B.V. RECEIVES A SIGNED COPY OF THE 1999 STOCK OPTION GRANT AGREEMENT PART I AND PART II AND THIS ADDENDUM. WE THEREFORE REQUEST YOU TO SIGN AND RETURN THE 1999 STOCK OPTION GRANT AGREEMENT PART I AND PART II AND THIS ADDENDUM WITHIN THREE (3) WEEKS FROM THE DATE OF ADDENDUM.

         This can only be done by duly signing this Addendum and the 1999 Stock Option Grant Agreement part I and part II and returning the duly signed originals to Business Objects Nederland in such a way that Business Objects Nederland B.V. has received these signed originals no later then on the date three (3) weeks after the Date of Addendum. Any rights under the 1999 Stock Option Grant Agreement or the 1999 Stock Option Plan are suspended until you have signed.

         IF YOU FAIL TO SIGN AND RETURN THE 1999 STOCK OPTION GRANT AGREEMENT
PART I AND PART II AND THIS ADDENDUM YOU WILL NOT BE ENTITLED TO ANY RIGHTS UNDER THE 1999 STOCK OPTION GRANT AGREEMENT OR THE 1999 STOCK OPTION PLAN AND THIS NON COMPLIANCE WITH THIS ADDENDUM WILL BE DEEMED TO BE A REFUSAL OF YOUR GRANT OF OPTIONS.

CHOICE FOR TAX REGIME FOR WAGE TAX WITHHOLDING (`INHOUDING LOONBELASTING')

                  IF YOU HAVE SIGNED FOR YOUR GRANT OF OPTIONS, BUSINESS OBJECTS NEDERLAND B.V. IS LEGALLY OBLIGED TO WITHHOLD WAGE TAXES ON YOUR OPTIONS. UNDER DUTCH TAX LAW YOU CAN CHOOSE BETWEEN TWO TAX REGIMES. YOU MUST MAKE THIS CHOICE UPON SIGNING THIS ADDENDUM. The explanations under Choice A and Choice B are only general indications and should not be considered as anything else. Please seek professional advice on your own tax situation and this choice.
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    (1) Choice A: immediate taxation

                  The first regime results in withholding wage tax by Business Objects Nederland B.V. on the Options in accordance with their value on the Date of Grant, all in accordance with the 1999 Stock Option Grant Agreement and the 1999 Stock Option Plan and on the date of exercise if this date is prior to three years after the Date of Grant.

         Underneath this option is represented by the sentence Choice A: immediate taxation. If you choose for this regime, please put a circle around CHOICE A and cross out Choice B and sign under your choice.

    (2) Choice B: Deferred taxation

                  The second regime in general results in withholding wage tax by Business Objects Nederland B.V. on the Options in accordance with their value on the date on which they are exercised by you, all in accordance with the 1999 Stock Option Grant Agreement and the 1999 Stock Option Plan. However, if on the Date of Grant the stock market value per Share was higher than the Exercise Price per Share, the difference between these values will nevertheless be immediately taxed on the Date of Grant.

         Underneath this option is represented by the line Choice B: deferred taxation. If you choose for this regime please put a circle around CHOICE B and cross out Choice A and sign under your choice.

         If you have chosen Choice B, Business Objects Nederland B.V. has the legal obligation to send your signed Addendum to the Tax Authorities to inform them of this choice. This Addendum will then also be signed by Business Objects Nederland B.V.


                  IF YOU DO NOT MAKE A CHOICE FOR A TAX REGIME IN ACCORDANCE WITH THIS ADDENDUM AND YOU SIGN FOR YOUR GRANT OF OPTIONS, BY LAW CHOICE A WILL AUTOMATICALLY BE APPLIED.

APPLICABLE LAW

This Addendum is exclusively governed by the laws of The Netherlands.

CHOICE AND SIGNING

I choose for: CHOICE A: IMMEDIATE TAXATION          CHOICE B: DEFERRED TAXATION


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                 Signature

                 I have signed this Addendum on ........... (fill in the date):



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